EXHIBIT 99.1

For Immediate Release

First Hawaiian, Inc. Reports Second Quarter 2019 Financial Results and Declares Dividend

•	Net income of $72.4 million, or $0.54 per diluted share, core net income of $72.6 million or $0.54 per diluted share[1]
•	Repurchased 1..5 million shares at a cost of $40 million
•	Board of Directors declared a quarterly dividend of $0.26 per share

HONOLULU, Hawaii July 25, 2019--(Globe Newswire)--First Hawaiian, Inc. (NASDAQ:FHB), (“First Hawaiian” or the “Company”) today reported financial results for its second quarter ended June 30, 2019.

“I’m pleased to report that the company turned in another solid performance in the second quarter, highlighted by strong earnings driven by excellent credit quality, higher net interest margin, and continued prudent expense management,” said Bob Harrison, Chairman and Chief Executive Officer. “We also began executing our share repurchase program and returned $40 million of capital to shareholders.”

On July 24, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share. The dividend will be payable on September 6, 2019 to stockholders of record at the close of business on August 26, 2019.

In addition, Eric Yeaman, President and Chief Operating Officer of the Company and the Bank, announced that he is resigning from his positions with the Company and the Bank, as well as his position as a director of the Bank, effective August 12, 2019. “Eric’s leadership has been a key driver of our bank’s success over the last four years.  His experience managing public companies played an integral role in helping First Hawaiian navigate through the IPO process and transitioning the company to independence.  He has made a lasting impact on the organization, formed deep relationships with our teams and our customers, and will be missed.  We wish him continued success in the years ahead.”

Second Quarter 2019 Highlights (Comparisons Are To First Quarter 2019):

•	Profitability measures were excellent with ROA of 1.42%, core ROATA[1,2] of 1.50%, ROE of 11.13% and core ROATCE[1,2] of 18.03%;
•	Loans and leases grew $67.2 million, or 0.5%, primarily in residential mortgage loans, commercial real estate loans and leases;
•	Net interest margin (“NIM”) increased 2 basis points to 3.25%;
•	Reported efficiency ratio was 48.0% and core efficiency ratio[1] was 47.9%;
•	Continued excellent credit quality. The ratio of non-performing assets to total loans and leases and other real estate owned was 0.03% at the end of the second quarter;
•	Through June 30, repurchased 1.5 million shares at total cost of $40 million;
•

On July 24, the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share, equal to an annual dividend yield of 3.94% based on the share price as of the close of business on that date.

Balance Sheet

Total assets were $20.5 billion as of June 30, 2019, compared to $20.4 billion as of March 31, 2019.

Gross loans and leases were $13.3 billion as of June 30, 2019, an increase of $67.2 million, or 0.5%, from $13.2 billion as of March 31, 2019. The increase was primarily due to growth in residential mortgage loans, commercial real estate loans, and leases, partially offset by declines in construction and commercial and industrial (“C&I”) loans.

Total deposits were $16.8 billion as of June 30, 2019, unchanged from $16.8 billion as of March 31, 2019.

1

Core measurements are non-GAAP financial measures. Core excludes certain gains, expenses and one-time items. See Tables 13 and 14 at the end of this document for reconciliations of core measurements, including core net income, core efficiency ratio and core earnings per diluted share to the comparable GAAP measurements.

2

Return on Average Tangible Assets (“ROATA”) and Return on Average Tangible Common Equity (“ROATCE”) are non-GAAP financial measurements. A reconciliation of average tangible assets and average tangible stockholders’ equity to the comparable GAAP measurements is provided in Table 13 and the end of this document.

Net Interest Income

Net interest income for the second quarter of 2019 was $145.6 million, an increase of $0.5 million, or 0.4%, compared to $145.1 million for the prior quarter.  Net interest income in both the first and second quarters included a negative $1.8 million premium adjustment. The increase in net interest income compared to the first quarter of 2019 was primarily due to higher average balances of loans and leases, partially offset by higher rates on deposit accounts and lower average cash balances.

NIM was 3.25% in the second quarter of 2019, an increase of two basis points compared to 3.23% in the first quarter of 2019.  The negative $1.8 million premium adjustments in the first and second quarters had a negative four basis point impact on the reported NIM in each quarter.

Provision Expense

Results for the quarter ended June 30, 2019 included a provision for credit losses of $3.9 million compared to $5.7 million in the quarter ended March 31, 2019.

Noninterest Income

Noninterest income was $48.8 million in the second quarter of 2019, an increase of $1.7 million compared to noninterest income of $47.1 million in the first quarter of 2019. Noninterest income in the first quarter included $2.6 million of investment securities losses associated with the investment portfolio restructuring.

Noninterest Expense

Noninterest expense was $93.3 million in the second quarter of 2019, an increase of $0.7 million from $92.6 million in the first quarter of 2019. The increase in noninterest expense was primarily due to nonrecurring items, mostly offset by lower salaries and benefits expenses.

The efficiency ratio was 48.0% and 48.2% for the quarters ended June 30, 2019 and March 31, 2019, respectively. Core efficiency ratio1 was 47.9% and 47.4% for the quarters ended June 30, 2019 and March 31, 2019, respectively.

Taxes

The effective tax rate was 25.5% for the quarters ended June 30, 2019 and March 31, 2019.

Asset Quality

The allowance for loan and lease losses was $138.5 million, or 1.04% of total loans and leases, as of June 30, 2019, compared to $141.5 million, or 1.07% of total loans and leases, as of March 31, 2019. Net charge-offs were $6.9 million, or 0.21% of average loans and leases on an annualized basis for the quarter ended June 30, 2019, compared to $5.9 million, or 0.18% of average loans and leases on an annualized basis for the quarter ended March 31, 2019.  Total non-performing assets were $3.9 million, or 0.03% of total loans and leases and other real estate owned, at June 30, 2019, compared to non-performing assets of $4.4 million, or 0.03% of total loans and leases and other real estate owned, at March 31, 2019.

Capital

Total stockholders’ equity was $2.7 billion at June 30, 2019, compared to $2.6 billion at March 31, 2019.

The tier 1 leverage, common equity tier 1 and total capital ratios were 8.75%, 11.84% and 12.81%, respectively, at June 30, 2019, compared with 8.71%, 12.05% and 13.06% at March 31, 2019.

During the second quarter of 2019, the Company repurchased 1.5 million shares of common stock at a total cost of $40 million under its share repurchase program. The average cost was $26.49 per share repurchased. Remaining buyback authority under the share repurchase program was $60 million at June 30, 2019.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii. Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services. Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 5:00 p.m. Eastern Time, 11:00 a.m. Hawaii Time. To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID: 9479196. A live webcast of the conference call, including a slide presentation, will be available at the following link: www.fhb.com/earnings. The archive of the webcast will be available at the same location. A telephonic replay of the conference call will be available two hours after the conclusion of the call until 8:30 p.m. (Eastern Time) on August 1, 2019. Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID: 9479196.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2018.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share (basic and diluted) and the related ratios described below, on an adjusted, or “core,” basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core efficiency ratio, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets. We compute our core efficiency ratio as the ratio of core noninterest expense to the sum of core net interest income and core noninterest income. We compute our core return on average total assets as the ratio of core net income to average total assets. We compute our core return on average total stockholders’ equity as the ratio of core net income to average total stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 13 and 14 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most directly comparable GAAP measures.

Investor Relations Contact:	Media Contact:
Kevin Haseyama, CFA	Susan Kam
(808) 525-6268	(808) 525-6254
khaseyama@fhb.com	skam@fhb.com

Financial Highlights					Table 1
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share data)	2019	2019	2018	2019	2018
Operating Results:
Net interest income	$145,613	$145,089	$141,403	$290,702	$281,075
Provision for loan and lease losses	3,870	5,680	6,020	9,550	11,970
Noninterest income	48,773	47,072	49,797	95,845	98,497
Noninterest expense	93,290	92,623	91,865	185,913	182,452
Net income	72,433	69,924	69,053	142,357	137,011
Basic earnings per share	0.54	0.52	0.50	1.06	0.99
Diluted earnings per share	0.54	0.52	0.50	1.06	0.99
Dividends declared per share	0.26	0.26	0.24	0.52	0.48
Dividend payout ratio	48.15%	50.00%	48.00%	49.06%	48.48%
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$145,613	$145,089	$141,403	$290,702	$281,075
Core noninterest income	48,752	49,685	49,797	98,437	98,497
Core noninterest expense	93,029	92,362	90,951	185,391	181,131
Core net income	72,612	72,052	69,720	144,664	137,979
Core basic earnings per share	0.54	0.53	0.51	1.07	0.99
Core diluted earnings per share	0.54	0.53	0.50	1.07	0.99
Performance Ratio:
Net interest margin	3.25%	3.23%	3.18%	3.24%	3.16%
Core net interest margin (non-GAAP)	3.25%	3.23%	3.18%	3.24%	3.16%
Efficiency ratio	47.99%	48.20%	48.04%	48.09%	48.06%
Core efficiency ratio (non-GAAP)	47.86%	47.42%	47.56%	47.64%	47.71%
Return on average total assets	1.42%	1.38%	1.38%	1.40%	1.36%
Core return on average total assets (non-GAAP)	1.43%	1.43%	1.39%	1.43%	1.37%
Return on average tangible assets (non-GAAP)	1.50%	1.45%	1.45%	1.48%	1.43%
Core return on average tangible assets (non-GAAP)(1)	1.50%	1.50%	1.46%	1.50%	1.44%
Return on average total stockholders' equity	11.13%	11.16%	11.23%	11.15%	11.13%
Core return on average total stockholders' equity (non-GAAP)	11.16%	11.50%	11.34%	11.33%	11.20%
Return on average tangible stockholders' equity (non-GAAP)	17.99%	18.35%	18.83%	18.17%	18.57%
Core return on average tangible stockholders’ equity (non-GAAP)(2)	18.03%	18.91%	19.01%	18.46%	18.70%
Average Balances:
Average loans and leases	$13,209,655	$13,073,708	$12,552,610	$13,142,057	$12,425,351
Average earning assets	17,971,615	18,091,424	17,817,943	18,031,189	17,952,365
Average assets	20,390,273	20,494,837	20,121,504	20,442,266	20,263,820
Average deposits	16,664,837	16,865,673	17,199,368	16,764,700	17,350,869
Average stockholders' equity	2,610,565	2,540,600	2,466,392	2,575,775	2,483,252
Market Value Per Share:
Closing	25.87	26.05	29.02	25.87	29.02
High	28.20	27.67	31.28	28.20	32.36
Low	24.83	22.13	27.09	22.13	26.92

	As of	As of	As of	As of
	June 30,	March 31,	December 31,	June 30,
	2019	2019	2018	2018
Balance Sheet Data:
Loans and leases	$13,264,609	$13,197,454	$13,076,191	$12,637,686
Total assets	20,526,367	20,441,136	20,695,678	20,479,719
Total deposits	16,792,078	16,795,244	17,150,068	17,395,538
Short-term borrowings	200,000	—	—	—
Long-term borrowings	400,028	600,028	600,026	200,034
Total stockholders' equity	2,659,441	2,613,202	2,524,839	2,459,175

Per Share of Common Stock:
Book value	$19.92	$19.36	$18.72	$18.00
Tangible book value (non-GAAP)(3)	12.46	11.98	11.34	10.71

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.03%	0.03%	0.05%	0.11%
Allowance for loan and lease losses / total loans and leases	1.04%	1.07%	1.08%	1.11%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	11.84%	12.05%	11.97%	12.19%
Tier 1 Capital Ratio	11.84%	12.05%	11.97%	12.19%
Total Capital Ratio	12.81%	13.06%	12.99%	13.23%
Tier 1 Leverage Ratio	8.75%	8.71%	8.72%	8.61%
Total stockholders' equity to total assets	12.96%	12.78%	12.20%	12.01%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.52%	8.32%	7.76%	7.51%

Non-Financial Data:
Number of branches	59	60	60	61
Number of ATMs	292	296	295	303
Number of Full-Time Equivalent Employees	2,123	2,130	2,155	2,189

(1)

Core return on average tangible assets is a non-GAAP financial measure. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

(2)

Core return on average tangible stockholders’ equity is a non-GAAP financial measure. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

(3)

Tangible book value is a non-GAAP financial measure. We compute our tangible book value as the ratio of tangible stockholders’ equity to shares outstanding. Tangible stockholders’ equity is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

Consolidated Statements of Income	Table 2
	Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Interest income
Loans and lease financing	$146,883	$144,406	$130,283	$291,289	$253,834
Available-for-sale securities	24,784	24,486	27,397	49,270	56,390
Other	2,151	3,669	1,339	5,820	3,731
Total interest income	173,818	172,561	159,019	346,379	313,955
Interest expense
Deposits	23,693	23,197	17,355	46,890	32,619
Short-term and long-term borrowings	4,512	4,275	261	8,787	261
Total interest expense	28,205	27,472	17,616	55,677	32,880
Net interest income	145,613	145,089	141,403	290,702	281,075
Provision for loan and lease losses	3,870	5,680	6,020	9,550	11,970
Net interest income after provision for loan and lease losses	141,743	139,409	135,383	281,152	269,105
Noninterest income
Service charges on deposit accounts	8,123	8,060	7,721	16,183	15,676
Credit and debit card fees	16,629	16,655	16,929	33,284	32,426
Other service charges and fees	9,403	9,129	9,633	18,532	18,975
Trust and investment services income	8,931	8,618	7,711	17,549	15,942
Bank-owned life insurance	3,390	3,813	2,395	7,203	4,439
Investment securities gains (losses), net	21	(2,613)	—	(2,592)	—
Other	2,276	3,410	5,408	5,686	11,039
Total noninterest income	48,773	47,072	49,797	95,845	98,497
Noninterest expense
Salaries and employee benefits	42,185	44,860	41,636	87,045	83,796
Contracted services and professional fees	14,303	13,645	13,005	27,948	25,292
Occupancy	7,286	6,986	6,908	14,272	13,392
Equipment	4,544	4,284	4,335	8,828	8,923
Regulatory assessment and fees	2,149	1,447	4,225	3,596	8,198
Advertising and marketing	1,980	1,966	1,115	3,946	2,066
Card rewards program	7,664	6,732	6,359	14,396	12,077
Other	13,179	12,703	14,282	25,882	28,708
Total noninterest expense	93,290	92,623	91,865	185,913	182,452
Income before provision for income taxes	97,226	93,858	93,315	191,084	185,150
Provision for income taxes	24,793	23,934	24,262	48,727	48,139
Net income	$72,433	$69,924	$69,053	$142,357	$137,011
Basic earnings per share	$0.54	$0.52	$0.50	$1.06	$0.99
Diluted earnings per share	$0.54	$0.52	$0.50	$1.06	$0.99
Basic weighted-average outstanding shares	134,420,380	134,879,336	137,907,063	134,655,217	138,749,209
Diluted weighted-average outstanding shares	134,652,008	135,198,345	138,065,879	134,924,331	138,891,955

Consolidated Balance Sheets	Table 3
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2019	2019	2018	2018
Assets
Cash and due from banks	$423,802	$336,555	$396,836	$332,102
Interest-bearing deposits in other banks	259,713	281,312	606,801	611,698
Investment securities	4,395,476	4,485,660	4,498,342	4,842,551
Loans held for sale	215	—	432	2,037
Loans and leases	13,264,609	13,197,454	13,076,191	12,637,686
Less: allowance for loan and lease losses	138,535	141,546	141,718	140,601
Net loans and leases	13,126,074	13,055,908	12,934,473	12,497,085

Premises and equipment, net	313,200	310,902	304,996	287,746
Other real estate owned and repossessed personal property	—	124	751	325
Accrued interest receivable	49,205	49,489	48,920	48,528
Bank-owned life insurance	450,722	447,936	446,076	442,449
Goodwill	995,492	995,492	995,492	995,492
Mortgage servicing rights	14,573	15,399	16,155	17,660
Other assets	497,895	462,359	446,404	402,046
Total assets	$20,526,367	$20,441,136	$20,695,678	$20,479,719
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing	$11,028,921	$10,951,764	$11,142,127	$11,430,455
Noninterest-bearing	5,763,157	5,843,480	6,007,941	5,965,083
Total deposits	16,792,078	16,795,244	17,150,068	17,395,538
Short-term borrowings	200,000	—	—	—
Long-term borrowings	400,028	600,028	600,026	200,034
Retirement benefits payable	128,610	127,845	127,909	135,139
Other liabilities	346,210	304,817	292,836	289,833
Total liabilities	17,866,926	17,827,934	18,170,839	18,020,544

Stockholders' equity
Common stock ($0.01 par value; authorized 300,000,000 shares; issued/outstanding: 139,857,673 / 133,508,212 shares as of June 30, 2019, issued/outstanding: 139,851,508 / 135,012,015 shares as of March 31, 2019, issued/outstanding: 139,656,674 / 134,874,302 shares as of December 31, 2018 and issued/outstanding: 139,620,801 / 136,642,060 shares as of June 30, 2018)	1,399	1,399	1,397	1,396
Additional paid-in capital	2,499,946	2,497,770	2,495,853	2,492,656
Retained earnings	363,748	326,451	291,919	229,615
Accumulated other comprehensive loss, net	(31,984)	(78,754)	(132,195)	(182,410)
Treasury stock (6,349,461 shares as of June 30, 2019, 4,839,493 shares as of March 31, 2019, 4,782,372 shares as of December 31, 2018 and 2,978,741 shares as of June 30, 2018)	(173,668)	(133,664)	(132,135)	(82,082)
Total stockholders' equity	2,659,441	2,613,202	2,524,839	2,459,175
Total liabilities and stockholders' equity	$20,526,367	$20,441,136	$20,695,678	$20,479,719

Average Balances and Interest Rates									Table 4
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$247.2	$1.4	2.35%	$507.3	$3.2	2.56%	$281.2	$1.2	1.74%
Available-for-Sale Investment Securities	4,438.1	24.8	2.23	4,417.8	24.5	2.22	4,961.2	27.4	2.21
Loans Held for Sale	0.7	—	2.76	0.3	—	2.79	1.9	—	3.44
Loans and Leases(1)
Commercial and industrial	3,235.0	34.3	4.26	3,166.4	33.2	4.25	3,177.4	30.5	3.84
Commercial real estate	3,094.4	36.0	4.67	3,005.2	35.4	4.77	2,883.0	28.9	4.02
Construction	583.6	6.9	4.73	636.7	7.5	4.77	620.7	6.2	4.03
Residential:
Residential mortgages	3,581.2	37.2	4.16	3,535.2	36.0	4.07	3,228.5	34.1	4.24
Home equity lines	908.5	8.6	3.79	915.7	8.7	3.85	858.7	7.8	3.62
Consumer	1,657.7	22.7	5.48	1,667.3	22.5	5.48	1,624.6	21.7	5.35
Lease financing	149.3	1.2	3.31	147.2	1.1	2.99	159.7	1.1	2.83
Total Loans and Leases	13,209.7	146.9	4.46	13,073.7	144.4	4.46	12,552.6	130.3	4.16
Other Earning Assets	76.0	0.7	3.71	92.3	0.5	2.06	21.0	0.1	2.21
Total Earning Assets(2)	17,971.7	173.8	3.88	18,091.4	172.6	3.85	17,817.9	159.0	3.58
Cash and Due from Banks	342.6			360.3			317.7
Other Assets	2,076.0			2,043.1			1,985.9
Total Assets	$20,390.3			$20,494.8			$20,121.5

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,712.2	$4.0	0.34%	$4,815.8	$4.2	0.36%	4,573.0	$2.4	0.21%
Money Market	3,126.7	7.4	0.95	3,181.3	7.7	0.98	2,725.9	2.7	0.40
Time	3,084.6	12.3	1.60	3,041.8	11.3	1.51	4,003.5	12.2	1.22
Total Interest-Bearing Deposits	10,923.5	23.7	0.87	11,038.9	23.2	0.85	11,302.4	17.3	0.62
Short-Term Borrowings	50.4	0.3	2.25	12.8	0.1	2.45	42.7	0.2	1.85
Long-Term Borrowings	593.5	4.2	2.86	600.0	4.2	2.84	6.6	0.1	3.79
Total Interest-Bearing Liabilities	11,567.4	28.2	0.98	11,651.7	27.5	0.96	11,351.7	17.6	0.62
Net Interest Income		$145.6			$145.1			$141.4
Interest Rate Spread			2.90%			2.89%			2.96%
Net Interest Margin			3.25%			3.23%			3.18%
Noninterest-Bearing Demand Deposits	5,741.3			5,826.8			5,897.0
Other Liabilities	471.0			475.7			406.4
Stockholders' Equity	2,610.6			2,540.6			2,466.4
Total Liabilities and Stockholders' Equity	$20,390.3			$20,494.8			$20,121.5

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Average Balances and Interest Rates						Table 5
	Six Months Ended			Six Months Ended
	June 30, 2019			June 30, 2018
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$376.5	$4.6	2.49%	$448.0	$3.6	1.60%
Available-for-Sale Investment Securities	4,428.0	49.3	2.23	5,060.2	56.4	2.25
Loans Held for Sale	0.5	—	2.76	1.1	—	3.40
Loans and Leases(1)
Commercial and industrial	3,200.9	67.5	4.25	3,141.0	58.2	3.74
Commercial real estate	3,044.9	70.7	4.68	2,841.7	55.3	3.93
Construction	610.2	14.4	4.75	620.8	12.0	3.89
Residential:
Residential mortgages	3,563.2	73.9	4.14	3,188.2	67.5	4.27
Home equity lines	912.1	17.3	3.82	860.7	15.4	3.61
Consumer	1,662.5	45.2	5.48	1,612.3	43.0	5.38
Lease financing	148.3	2.3	3.15	160.7	2.4	2.97
Total Loans and Leases	13,142.1	291.3	4.46	12,425.4	253.8	4.12
Other Earning Assets	84.1	1.2	2.81	17.7	0.2	2.00
Total Earning Assets(2)	18,031.2	346.4	3.86	17,952.4	314.0	3.53
Cash and Due from Banks	351.4			318.3
Other Assets	2,059.7			1,993.1
Total Assets	$20,442.3			$20,263.8

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,762.6	$8.2	0.35%	$4,558.2	$4.1	0.18%
Money Market	3,155.0	15.0	0.96	2,718.4	4.5	0.33
Time	3,063.3	23.7	1.56	4,127.2	24.0	1.17
Total Interest-Bearing Deposits	10,980.9	46.9	0.86	11,403.8	32.6	0.58
Short-Term Borrowings	31.7	0.4	2.29	21.5	0.2	1.85
Long-Term Borrowings	596.7	8.4	2.85	3.3	0.1	3.81
Total Interest-Bearing Liabilities	11,609.3	55.7	0.97	11,428.6	32.9	0.58
Net Interest Income		$290.7			$281.1
Interest Rate Spread			2.89%			2.95%
Net Interest Margin			3.24%			3.16%
Noninterest-Bearing Demand Deposits	5,783.8			5,947.1
Other Liabilities	473.4			404.8
Stockholders' Equity	2,575.8			2,483.3
Total Liabilities and Stockholders' Equity	$20,442.3			$20,263.8

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Analysis of Change in Net Interest Income			Table 6
	Three Months Ended June 30, 2019
	Compared to March 31, 2019
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(1.5)	$(0.2)	$(1.7)
Available-for-Sale Investment Securities	0.2	0.1	0.3
Loans and Leases
Commercial and industrial	1.0	0.1	1.1
Commercial real estate	1.3	(0.6)	0.7
Construction	(0.6)	—	(0.6)
Residential:
Residential mortgage	0.4	0.7	1.1
Home equity line	—	(0.1)	(0.1)
Consumer	0.1	—	0.1
Lease financing	—	0.1	0.1
Total Loans and Leases	2.2	0.2	2.4
Other Earning Assets	(0.1)	0.3	0.2
Total Change in Interest Income	0.8	0.4	1.2

Change in Interest Expense:
Interest-Bearing Deposits
Savings	(0.1)	(0.1)	(0.2)
Money Market	(0.1)	(0.2)	(0.3)
Time	0.2	0.8	1.0
Total Interest-Bearing Deposits	—	0.5	0.5
Short-Term Borrowings	0.2	—	0.2
Total Change in Interest Expense	0.2	0.5	0.7
Change in Net Interest Income	$0.6	$(0.1)	$0.5

Analysis of Change in Net Interest Income			Table 7
	Three Months Ended June 30, 2019
	Compared to June 30, 2018
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.2)	$0.4	$0.2
Available-for-Sale Investment Securities	(2.9)	0.3	(2.6)
Loans and Leases
Commercial and industrial	0.6	3.3	3.9
Commercial real estate	2.2	4.9	7.1
Construction	(0.4)	1.0	0.6
Residential:
Residential mortgage	3.6	(0.5)	3.1
Home equity line	0.5	0.4	0.9
Consumer	0.4	0.5	0.9
Lease financing	(0.1)	0.2	0.1
Total Loans and Leases	6.8	9.8	16.6
Other Earning Assets	0.5	0.1	0.6
Total Change in Interest Income	4.2	10.6	14.8

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	1.5	1.6
Money Market	0.5	4.1	4.6
Time	(3.2)	3.3	0.1
Total Interest-Bearing Deposits	(2.6)	8.9	6.3
Short-Term Borrowings	—	0.1	0.1
Long-Term Borrowings	4.2	—	4.2
Total Change in Interest Expense	1.6	9.0	10.6
Change in Net Interest Income	$2.6	$1.6	$4.2

Analysis of Change in Net Interest Income			Table 8
	Six Months Ended June 30, 2019
	Compared to June 30, 2018
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.6)	$1.7	$1.1
Available-for-Sale Investment Securities	(6.7)	(0.4)	(7.1)
Loans and Leases
Commercial and industrial	1.1	8.2	9.3
Commercial real estate	4.2	11.2	15.4
Construction	(0.2)	2.6	2.4
Residential:
Residential mortgage	8.3	(2.0)	6.3
Home equity line	1.0	0.9	1.9
Consumer	1.3	0.8	2.1
Lease financing	(0.2)	0.2	—
Total Loans and Leases	15.5	21.9	37.4
Other Earning Assets	0.9	0.1	1.0
Total Change in Interest Income	9.1	23.3	32.4

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.2	4.0	4.2
Money Market	0.8	9.7	10.5
Time	(7.1)	6.7	(0.4)
Total Interest-Bearing Deposits	(6.1)	20.4	14.3
Short-Term Borrowings	0.1	—	0.1
Long-Term Borrowings	8.4	—	8.4
Total Change in Interest Expense	2.4	20.4	22.8
Change in Net Interest Income	$6.7	$2.9	$9.6

Loans and Leases				Table 9
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2019	2019	2018	2018
Commercial and industrial	$3,177,844	$3,203,770	$3,208,760	$3,116,145
Commercial real estate	3,194,219	3,147,304	2,990,783	2,837,520
Construction	549,578	595,491	626,757	654,084
Residential:
Residential mortgage	3,618,433	3,543,964	3,527,101	3,383,130
Home equity line	908,452	907,829	912,517	852,953
Total residential	4,526,885	4,451,793	4,439,618	4,236,083
Consumer	1,650,713	1,653,109	1,662,504	1,632,088
Lease financing	165,370	145,987	147,769	161,766
Total loans and leases	$13,264,609	$13,197,454	$13,076,191	$12,637,686

Deposits				Table 10
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2019	2019	2018	2018
Demand	$5,763,157	$5,843,480	$6,007,941	$5,965,083
Savings	4,908,000	4,884,418	4,853,285	4,772,922
Money Market	3,050,843	3,156,056	3,196,678	2,768,190
Time	3,070,078	2,911,290	3,092,164	3,889,343
Total Deposits	$16,792,078	$16,795,244	$17,150,068	$17,395,538

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More				Table 11
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2019	2019	2018	2018
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$119	$190	$274	$1,821
Commercial real estate	—	—	1,658	2,844
Construction	—	—	—	2,238
Total Commercial Loans	119	190	1,932	6,903
Residential Loans:
Residential mortgage	3,771	4,090	4,611	6,541
Total Residential Loans	3,771	4,090	4,611	6,541
Total Non-Accrual Loans and Leases	3,890	4,280	6,543	13,444
Other Real Estate Owned	—	124	751	325
Total Non-Performing Assets	$3,890	$4,404	$7,294	$13,769

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$807	$350	$141	$163
Construction	—	89	—	—
Total Commercial Loans	807	439	141	163
Residential Loans:
Residential mortgage	—	—	32	339
Home equity line	1,635	2,448	2,842	1,242
Total Residential Loans	1,635	2,448	2,874	1,581
Consumer	3,295	3,538	3,373	1,451
Total Accruing Loans and Leases Past Due 90 Days or More	$5,737	$6,425	$6,388	$3,195

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	23,466	25,229	24,033	32,277
Total Loans and Leases	$13,264,609	$13,197,454	$13,076,191	$12,637,686

Allowance for Loan and Lease Losses					Table 12
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2019	2019	2018	2019	2018
Balance at Beginning of Period	$141,546	$141,718	$138,574	$141,718	$137,253
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	(2,000)	—	—	(2,000)	(475)
Lease financing	—	(24)	—	(24)	—
Total Commercial Loans	(2,000)	(24)	—	(2,024)	(475)
Residential	—	—	(34)	—	(34)
Consumer	(7,505)	(8,598)	(6,290)	(16,103)	(12,915)
Total Loans and Leases Charged-Off	(9,505)	(8,622)	(6,324)	(18,127)	(13,424)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	25	37	39	62	103
Commercial real estate	32	31	32	63	154
Total Commercial Loans	57	68	71	125	257
Residential	185	250	60	435	242
Consumer	2,382	2,452	2,200	4,834	4,303
Total Recoveries on Loans and Leases Previously Charged-Off	2,624	2,770	2,331	5,394	4,802
Net Loans and Leases Charged-Off	(6,881)	(5,852)	(3,993)	(12,733)	(8,622)
Provision for Loan and Lease Losses	3,870	5,680	6,020	9,550	11,970
Balance at End of Period	$138,535	$141,546	$140,601	$138,535	$140,601
Average Loans and Leases Outstanding	$13,209,655	$13,073,708	$12,552,610	$13,142,057	$12,425,351
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding	0.21%	0.18%	0.13%	0.20%	0.14%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.04%	1.07%	1.11%	1.04%	1.11%

GAAP to Non-GAAP Reconciliation					Table 13
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Income Statement Data:
Net income	$72,433	$69,924	$69,053	$142,357	$137,011

Average total stockholders' equity	$2,610,565	$2,540,600	$2,466,392	$2,575,775	$2,483,252
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible stockholders' equity	$1,615,073	$1,545,108	$1,470,900	$1,580,283	$1,487,760

Average total assets	$20,390,273	$20,494,837	$20,121,504	$20,442,266	$20,263,820
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible assets	$19,394,781	$19,499,345	$19,126,012	$19,446,774	$19,268,328

Return on average total stockholders' equity(1)	11.13%	11.16%	11.23%	11.15%	11.13%
Return on average tangible stockholders' equity (non-GAAP)(1)	17.99%	18.35%	18.83%	18.17%	18.57%

Return on average total assets(1)	1.42%	1.38%	1.38%	1.40%	1.36%
Return on average tangible assets (non-GAAP)(1)	1.50%	1.45%	1.45%	1.48%	1.43%

Average stockholders' equity to average assets	12.80%	12.40%	12.26%	12.60%	12.25%
Average tangible stockholders' equity to average tangible assets (non-GAAP)	8.33%	7.92%	7.69%	8.13%	7.72%

	As of	As of	As of	As of
	June 30,	March 31,	December 31,	June 30,
	2019	2019	2018	2018
Balance Sheet Data:
Total stockholders' equity	$2,659,441	$2,613,202	$2,524,839	$2,459,175
Less: goodwill	995,492	995,492	995,492	995,492
Tangible stockholders' equity	$1,663,949	$1,617,710	$1,529,347	$1,463,683

Total assets	$20,526,367	$20,441,136	$20,695,678	$20,479,719
Less: goodwill	995,492	995,492	995,492	995,492
Tangible assets	$19,530,875	$19,445,644	$19,700,186	$19,484,227

Shares outstanding	133,508,212	135,012,015	134,874,302	136,642,060

Total stockholders' equity to total assets	12.96%	12.78%	12.20%	12.01%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.52%	8.32%	7.76%	7.51%

Book value per share	$19.92	$19.36	$18.72	$18.00
Tangible book value per share (non-GAAP)	$12.46	$11.98	$11.34	$10.71

(1)	Annualized for the three and six months ended June 30, 2019 and 2018 and the three months ended March 31, 2019.

GAAP to Non-GAAP Reconciliation					Table 14
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Net interest income	$145,613	$145,089	$141,403	$290,702	$281,075
Core net interest income (non-GAAP)	$145,613	$145,089	$141,403	$290,702	$281,075

Noninterest income	$48,773	$47,072	$49,797	$95,845	$98,497
(Gain) loss on sale of securities	(21)	2,613	—	2,592	—
Core noninterest income (non-GAAP)	$48,752	$49,685	$49,797	$98,437	$98,497

Noninterest expense	$93,290	$92,623	$91,865	$185,913	$182,452
One-time items(1)	(261)	(261)	(914)	(522)	(1,321)
Core noninterest expense (non-GAAP)	$93,029	$92,362	$90,951	$185,391	$181,131

Net income	$72,433	$69,924	$69,053	$142,357	$137,011
(Gain) loss on sale of securities	(21)	2,613	—	2,592	—
One-time noninterest expense items(1)	261	261	914	522	1,321
Tax adjustments(2)	(61)	(746)	(247)	(807)	(353)
Total core adjustments	179	2,128	667	2,307	968
Core net income (non-GAAP)	$72,612	$72,052	$69,720	$144,664	$137,979
Core basic earnings per share (non-GAAP)	$0.54	$0.53	$0.51	$1.07	$0.99
Core diluted earnings per share (non-GAAP)	$0.54	$0.53	$0.50	$1.07	$0.99
Core efficiency ratio (non-GAAP)	47.86%	47.42%	47.56%	47.64%	47.71%

Basic earnings per share	$0.54	$0.52	$0.50	$1.06	$0.99
Diluted earnings per share	$0.54	$0.52	$0.50	$1.06	$0.99
Efficiency ratio	47.99%	48.20%	48.04%	48.09%	48.06%

(1)

One-time items included nonrecurring offering costs, public company transition related costs and the loss on our funding swap as a result of a decrease in the conversion rate of our Visa Class B restricted shares sold in 2016.

(2)	Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period.